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                                                                    EXHBIT 23.02

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1998 Stock Incentive Plan of Advanced Micro Devices, Inc. of our report dated January 9, 1998, with respect to the consolidated financial statements and schedule of Advanced Micro Devices, Inc. included in its Annual Report (Form 10-K), as amended, for the year ended December 28, 1997, filed with the Securities and Exchange Commission.


                                    /s/ Ernst & Young LLP



San Jose, California
November 23, 1998